EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in Amendment No. 1 to the Registration Statement on Form F-3 (File No. 333-187645) and related prospectus of Caesarstone Sdot-Yam Ltd. of our report dated February 6, 2013, with respect to the consolidated financial statements of Caesarstone Australia Pty Ltd included in Caesarstone Sdot-Yam Ltd.’s annual report on Form 20-F for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Grant Thornton Australia Ltd

Grant Thornton Australia Ltd

Melbourne, Australia

April 4, 2013